CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated July 14, 2001 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 4 to Industry Leaders Fund's (SEC File Number 811-08989) Registration Statement on Form N-1A, including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.


/s/ McCurdy & Associates


McCurdy & Associates CPA's, Inc.
Westlake, Ohio
August 24, 2001